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                                                                     EXHIBIT6

                           AMENDMENT NO 1. TO RESTATED
                       AGREEMENT AND PLAN OF ACQUISITION


     This Amendment No. 1 to Restated Agreement and Plan of Acquisition (this "Amendment") is entered into as of January 28, 1999 by and among Peptide Therapeutics Group plc ("Parent"), Peach Acquisition Corp. ("Merger Sub") and OraVax, Inc. ("Seller"). Capitalized terms not otherwise defined herein shall have the meanings given to them in that certain Agreement and Plan of Acquisition dated as of November 10, 1998 among Parent, Merger Sub and Seller (as restated, the "Merger Agreement").

     WHEREAS, Parent, Merger Sub and Seller have entered into the Merger Agreement pursuant to which Seller shall be acquired by Parent through a merger of Merger Sub with and into Seller; and

     WHEREAS, Parent, Merger Sub and Seller desire to amend the Merger Agreement as set forth herein pursuant to Section 9.5 thereto;

     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

     1. Section 1.6(a)(i) of the Merger Agreement is hereby amended by replacing "$15,000,000" with "$20,000,000" in the second sentence of that section.

     2. Except as amended hereby, the Merger Agreement shall remain unchanged and shall remain in full force and effect.

     3. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written.

                                        PEPTIDE THERAPEUTICS GROUP PLC

                                        By: /s/ Gordon Cameron
                                            ---------------------------
                                                Gordon Cameron
                                                Finance Director



                                        PEACH ACQUISITION CORP.

                                        By: /s/ Gordon Cameron
                                            ---------------------------
                                                Gordon Cameron
                                                Treasurer



                                        ORAVAX, INC.

                                        By: /s/ Lance Gordon
                                            ---------------------------
                                                Lance Gordon
                                                President and CEO